UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

REXNORD CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
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247 Freshwater Way, Suite 300

Milwaukee, Wisconsin 53204

SUPPLEMENT TO PROXY STATEMENT

To the Stockholders of Rexnord Corporation:

The information contained herein supplements the definitive proxy statement of Rexnord Corporation (“Rexnord”), which was filed with the Securities and Exchange Commission on June 10, 2016 (the “Proxy Statement”), relating to the annual meeting of stockholders to be held at its corporate offices at the Water Council Building, 247 Freshwater Way, Milwaukee, Wisconsin 53204, on Thursday, July 28, 2016, at 9:00 a.m. Central Time. The board of directors continues to recommend that stockholders vote:

•	FOR each of the four nominees for election to the board of directors;

•	FOR approval of the amendment to, and restatement of, the Rexnord Corporation Performance Incentive Plan (the “Plan”); and

•	FOR the ratification of the selection of Ernst & Young LLP as the Rexnord’s independent registered public accounting firm for fiscal 2017.

Proxy Solicitor

Rexnord has engaged MacKenzie Partners, Inc. to assist in the solicitation of proxies and to provide informational support and analysis for $15,000 plus expenses.

Additional Plan Information

Rexnord is asking its stockholders to approve the amendment and restatement of the Plan in order to make several important changes to the Plan that are intended to better align with current practices in equity compensation (e.g., providing for a “double trigger” for vesting in the case of a change in control and eliminating liberal share recycling provisions) and to increase the number of shares of common stock available for issuance under the Plan by 3,800,000 shares, as described in the Proxy Statement.

As of May 31, 2016, the record date for the annual meeting, Rexnord had 101,717,328 shares of common stock outstanding and:

•	1,080,085 shares remained available for future issuance under the Plan, including awards of 92,044 stock options at an exercise price of $19.70 per share and 179,015 performance stock units that are continent upon stockholder approval of the amended Plan; and

•	10,525,343 shares were subject to outstanding awards under the Plan (and its predecessor), which consisted of:

•	10,002,178 stock options, with a weighted average exercise price of $16.38 per share and a weighted average remaining contractual term of 6.1 years;

•	258,963 restricted stock units; and

•	264,202 performance stock units, which may be earned based on pre-defined goals over three-year performance periods (actual awards earned will not be determined until the end of each performance period).

Proxy Voting

As a reminder, if for any reason you desire to revoke a submitted proxy or change your vote, your proxy may be revoked at any time prior to the annual meeting by submitting a duly executed proxy bearing a later date (including via www.voteproxy.com by entering your control number) or by written notice filed with the Corporate Secretary, or acting secretary of the annual meeting, and by voting in person at the annual meeting. Presence at the annual meeting of a stockholder who has appointed a proxy does not in itself revoke a proxy. If a broker, bank or other nominee holds your shares and you wish to change your proxy prior to the voting thereof, please contact the broker, bank or other nominee to determine whether, and if so how, such proxy can be revoked.

Your vote is important. Rexnord appreciates your support.

By order of the Board of Directors

Patricia M. Whaley
Vice President, General Counsel and Secretary

Milwaukee, Wisconsin

July 14, 2016